WASTE CONNECTIONS REPORTS THIRD QUARTER 2005 RESULTS

    Reports net income and earnings per share of $24.5 million and $0.51, respectively
    Reports YTD free cash flow of $80.8 million, or 15.1% of revenue
    Completes approximately $50 million YTD of acquired annualized revenue

FOLSOM, CA, October 25, 2005 - Waste Connections, Inc. (NYSE: WCN) today announced third quarter earnings of $0.51 per share on a diluted basis of 48.1 million shares, an increase of 10.9% over diluted earnings per share from continuing operations of $0.46 in the year ago period. Revenue for the third quarter of 2005 was $188.7 million, a 17.1% increase over revenue of $161.2 million in the third quarter of 2004. Operating income for the third quarter of 2005 was $46.5 million, a 7.9% increase over operating income of $43.1 million in the third quarter of 2004. Net income in the quarter was $24.5 million, a 7.8% increase over income from continuing operations of $22.7 million in the year ago period.

For the nine months ended September 30, 2005, revenue was $533.5 million, a 15.5% increase over revenue of $462.0 million in the year ago period. Operating income for the nine months ended September 30, 2005, was $128.8 million, an 8.2% increase over operating income of $119.0 million for the same period in 2004. Income from continuing operations for the nine months ended September 30, 2005, was $65.8 million, a 12.7% increase over income from continuing operations of $58.4 million in the prior year period. Diluted earnings per share from continuing operations for the nine months ended September 30, 2005, was $1.36, an increase of 12.4% over diluted earnings per share from continuing operations of $1.21 in the year ago period. The year ago period included $1.5 million pre- tax expense ($1.1 million net of taxes) for early retirement of convertible notes.

"Once again this year as in previous years, the third quarter provided many of the building blocks for the following year's growth. Internal growth continues to meet our expectations, with price increases and surcharges helping us offset a significant portion of recent cost pressures. We plan to implement additional price increases and surcharges, and to focus on improving organic volume growth, next year in an effort to address expected continuing cost pressures," said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. "We expect that increased acquisition activity and expansion of our landfill network also will benefit us in 2006. Already this year, we have closed acquisitions in nine states with annualized revenue totaling approximately $50 million, a majority of which is in what we believe are the more attractive markets in the Western U.S, and we expect the amount of acquired annualized revenue to increase in 2006. In addition, of the three new landfills currently under construction, two are expected to open in the fourth quarter, and the third site is expected to open in early 2006."

Mr. Mittelstaedt continued, "Our third quarter results were negatively impacted by costs associated with labor negotiations in San Jose, higher than expected fuel and related cost items, and lower than expected volumes from certain special waste projects. The results also reflect the contribution from lower margin acquisitions completed in the quarter."

Waste Connections will be hosting a conference call related to third quarter earnings and fourth quarter outlook on October 26th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com and through a link on our web site at www.wasteconnections.com. A playback of the call will be available at both of these sites.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves more than one million residential, commercial and industrial customers from a network of operations in 23 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

For non-GAAP measures, see accompanying Non-GAAP Reconciliation Schedule.

In the second quarter of 2005, Waste Connections classified as discontinued operations the results of certain operations in Utah and California that were exited during the quarter. In 2004, Waste Connections classified as discontinued operations the results of its Georgia operations and certain operations in Eastern Washington that were sold. Results for 2004 and the nine months ended September 30, 2005 have been reclassified to present the results for these operations as discontinued operations.

Certain statements contained in this press release are forward-looking in nature.  These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy.  Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements.  Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers, which may result in reduced volume and revenues and lower profits; (2) the expiration of our fuel purchase contract and increased fuel prices may adversely impact Waste Connections' business and earnings; 3) increases in Waste Connections' insurance costs and the amount that it self-insures for various risks could reduce its operating margins and reported earnings; (4) increases in labor and disposal and related transportation costs could reduce Waste Connections' operating margins; (5) Waste Connections may lose contracts through competitive bidding, early termination or governmental action, which would cause its volumes and revenues to decline; (6) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections' ability to grow through acquisitions; (7) Waste Connections' intermodal business could be adversely affected by steamship lines diverting business to ports other than those it services, by heightened security measures or actual or threatened terrorist attacks, or by other reductions or deteriorations in rail service, which could cause its intermodal revenues to decline; (8) Waste Connections' growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (9) Waste Connections' acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (10) Waste Connections' business and earnings may be adversely affected by its inability to successfully implement additional price increases and surcharges to meet continuing cost pressures; (11) the geographic concentration of Waste Connections' business makes its pricing growth and operating results vulnerable to economic and seasonal factors affecting the regions in which it operates; (12) Waste Connections' volume growth may be limited by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (13) extensive and evolving environmental laws and regulations may restrict Waste Connections' operations and growth and increase its costs; and (14) Waste Connections may be subject in the normal course of business to judicial and administrative proceedings that could interrupt its operations, require expensive remediation and create negative publicity.  These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K/A.  There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business.  Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

- financial tables attached -

CONTACT:

Worthing Jackman / (916) 608-8266

worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2005
 (Unaudited)
(in thousands, except share and per share amounts)

                                                                 Three Months Ended             Nine Months Ended
                                                                      September 30,                September 30,
                                                             --------------------------   --------------------------
                                                                 2004          2005           2004          2005
                                                             ------------  ------------   ------------  ------------
Revenues                                                    $    161,175  $    188,745   $    462,048  $    533,454

Operating expenses:
 Cost of operations                                               88,682       108,049        257,693       305,815
 Selling, general and administrative                              15,628        17,686         45,519        51,924
 Depreciation and amortization                                    13,931        16,728         39,985        47,278
 Loss (gain) on sale of assets                                      (125)         (198)          (156)         (332)
                                                             ------------  ------------   ------------  ------------
Operating income                                                  43,059        46,480        119,007       128,769

Interest expense                                                  (4,928)       (6,033)       (16,925)      (16,543)
Minority interests                                                (3,309)       (3,158)        (8,995)       (9,272)
Other income (expense), net                                            3            55         (1,400)          226
                                                             ------------  ------------   ------------  ------------
Income from continuing operations before income tax               34,825        37,344         91,687       103,180

Income tax provision                                             (12,130)      (12,869)       (33,300)      (37,360)
                                                             ------------  ------------   ------------  ------------
Income from continuing operations                                 22,695        24,475         58,387        65,820
Loss from discontinued operations, net of tax                       (244)           --           (563)         (579)
                                                             ------------  ------------   ------------  ------------
Net income                                                  $     22,451  $     24,475   $     57,824  $     65,241
                                                             ============  ============   ============  ============

Basic earnings per common share:
   Continuing operations                                    $       0.48  $       0.53   $       1.26  $       1.40
   Discontinued operations                                         (0.01)           --          (0.01)        (0.01)
                                                             ------------  ------------   ------------  ------------
   Net income per common share                              $       0.47  $       0.53   $       1.25  $       1.39
                                                             ============  ============   ============  ============

Diluted earnings per common share (a):
   Continuing operations                                    $       0.46  $       0.51   $       1.21  $       1.36
   Discontinued operations                                            --            --          (0.01)        (0.02)
                                                             ------------  ------------   ------------  ------------
   Net income per common share                              $       0.46  $       0.51   $       1.20  $       1.34
                                                             ============  ============   ============  ============
Shares used in the per share calculations:
   Basic                                                      47,725,447    46,523,711     46,152,184    46,904,412
                                                             ============  ============   ============  ============
   Diluted                                                    48,966,181    48,122,605     49,538,370    48,511,858
                                                             ============  ============   ============  ============

(a) Diluted earnings per share assumes conversion of the 5.5% Convertible Subordinated Notes due 2006 prior to their redemption on April 15, 2004. The interest expense related to these notes, net of tax effects, for the three and nine months ended September 30, 2004 was $0 and $1,707, respectively.

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

                                                                        December 31,   September 30,
                                                                            2004           2005
                                                                        -------------  -------------
ASSETS
Current assets:
 Cash and equivalents                                                  $       3,610  $       6,734
 Accounts receivable, less allowance for doubtful accounts of $2,414
  and $2,406 at December 31, 2004 and September 30, 2005, respectively        80,864         93,305
 Deferred tax assets                                                              --          4,296
 Prepaid expenses and other current assets                                    17,008         15,867
                                                                        -------------  -------------
  Total current assets                                                       101,482        120,202

Property and equipment, net                                                  640,730        676,205
Goodwill                                                                     642,773        720,033
Intangible assets, net                                                        68,741         86,895
Restricted  cash                                                              14,159         13,320
Other assets, net                                                             23,598         30,582
                                                                        -------------  -------------
                                                                       $   1,491,483  $   1,647,237
                                                                        =============  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                      $      34,280  $      46,837
 Book overdraft                                                                8,661          5,147
 Accrued liabilities                                                          38,780         49,001
 Deferred revenue                                                             24,155         29,155
 Current portion of long-term debt and notes payable                           9,266          9,791
                                                                        -------------  -------------
       Total current liabilities                                             115,142        139,931

Long-term debt and notes payable                                             489,343        576,132
Other long-term liabilities                                                    9,020         19,719
Deferred income taxes                                                        146,035        170,429
                                                                        -------------  -------------
      Total liabilities                                                      759,540        906,211

Commitments and contingencies
Minority interests                                                            24,421         25,166

Stockholders' equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized;
      none issued and outstanding                                                 --             --
Common stock: $0.01 par value; 100,000,000 shares authorized;
      47,605,791 and 46,317,813 shares issued and outstanding at
      December 31, 2004 and September 30, 2005, respectively                     476            463
Additional paid-in capital                                                   444,404        385,953
Deferred stock compensation                                                   (1,598)        (2,302)
Retained earnings                                                            261,365        326,606
Accumulated other comprehensive income                                         2,875          5,140
                                                                        -------------  -------------
 Total stockholders' equity                                                  707,522        715,860
                                                                        -------------  -------------
                                                                       $   1,491,483  $   1,647,237
                                                                        =============  =============

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2005
(Unaudited)
(Dollars in thousands)

                                                                                  Nine Months Ended
                                                                                     September 30,
                                                                           --------------------------
                                                                               2004          2005
                                                                           ------------  ------------
Cash flows from operating activities:
Net income                                                                $     57,824  $     65,241
Adjustments to reconcile net income to
   net cash provided by operating activities:
      Loss (gain) on disposal of assets                                            119          (529)
      Depreciation                                                              39,979        45,450
      Amortization of intangibles                                                1,867         2,077
      Deferred income taxes, net of acquisitions                                15,420        (4,814)
      Minority interests                                                         8,995         9,272
      Amortization of debt issuance costs                                        1,740         1,430
      Stock-based compensation                                                     736           940
      Interest income on restricted cash                                          (206)         (272)
      Closure and post-closure accretion                                           308           509
      Tax benefit on the exercise of stock options                               6,099         6,987
      Net change in operating assets and liabilities, net of acquisitions        5,155        23,505
                                                                           ------------  ------------
Net cash provided by operating activities                                      138,036       149,796
                                                                           ------------  ------------
Cash flows from investing activities:
   Payments for acquisitions, net of cash acquired                             (13,737)      (73,548)
   Capital expenditures for property and equipment                             (56,201)      (61,418)
   Proceeds from disposal of assets                                                718         4,420
   Net change in other assets                                                    4,174           499
                                                                           ------------  ------------
Net cash used in investing activities                                          (65,046)     (130,047)
                                                                           ------------  ------------
Cash flows from financing activities:
   Proceeds from long-term debt                                                127,000       195,098
   Principal payments on notes payable and long-term debt                     (167,962)     (132,939)
   Change in book overdraft                                                     (1,555)       (3,514)
   Proceeds from option and warrant exercises                                   29,760        25,216
   Distributions to minority interest holders                                   (8,869)       (8,526)
   Payments for repurchase of common stock                                     (51,206)      (91,917)
   Debt issuance costs                                                            (457)          (43)
                                                                           ------------  ------------
Net cash used in financing activities                                          (73,289)      (16,625)
                                                                           ------------  ------------
Net increase (decrease) in cash and equivalents                                   (299)        3,124
Cash and equivalents at beginning of period                                      5,276         3,610
                                                                           ------------  ------------
Cash and equivalents at end of period                                     $      4,977  $      6,734
                                                                           ============  ============

ADDITIONAL STATISTICS

THREE MONTHS ENDED SEPTEMBER 30, 2005

(Dollars in thousands)

Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

          Price                                                                 2.9%
          Volume                                                                1.7%
          Recycling                                                             0.2%
                                                                   -----------------
          Total                                                                 4.8%
                                                                   =================

Uneliminated Revenue Breakdown:

          Collection                                              $         134,634            62.7%
          Disposal and Transfer                                              60,182            28.0%
          Intermodal                                                         10,394             4.8%
          Recycling and Other                                                 9,731             4.5%
                                                                   -----------------   -------------
          Total                                                   $         214,941           100.0%
                                                                   =================   =============

          Inter-company elimination                               $          26,196

Days Sales Outstanding: 44

Internalization: 69%

Other Cash Flow Items:

Cash Interest Paid: $7,032

Cash Taxes Paid: $6,763

Debt to Capitalization: 45.0%

Total Debt divided by Total Debt plus Total Stockholders' Equity:

($576,132 + $9,791) / ($576,132 + $9,791 + $715,860) = 45.0%

Share Information for the three months ended September 30, 2005:

          Basic shares outstanding                                       46,523,711
          Dilutive effect of options and warrants                         1,056,248
          Dilutive effect of convertible notes                              518,949
          Dilutive effect of restricted stock                                23,697
                                                                   -----------------
          Diluted shares outstanding                                     48,122,605

          Shares repurchased                                                581,700

NON-GAAP RECONCILIATION SCHEDULE

Three and nine months ended September 30, 2005

(in thousands)

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus cash proceeds from disposal of assets, plus or minus change in book overdraft, less capital expenditures and distributions to minority interest holders. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate free cash flow differently.

Free cash flow reconciliation:

                                                                   Three Months Ended  Nine Months Ended
                                                                                     September 30, 2005
                                                                   -----------------   -------------
          Net cash provided by operating activities               $          52,312   $     149,796
          Less: Change in book overdraft                                      3,229          (3,514)
          Plus: Cash proceeds from disposal of assets                           486           4,420
          Less: Capital expenditures for property and equipment             (27,147)        (61,418)
          Less: Distributions to minority interest holders                   (3,185)         (8,526)
                                                                   -----------------   -------------
          Free cash flow                                          $          25,695   $      80,758
                                                                   =================   =============

          Free cash flow as % revenues                                         13.6%           15.1%